Exhibit 10.2

MULTI-PARTY AGREEMENT ESTABLISHING,

AMONG OTHER THINGS, PRIORITIES

THIS Multi-Party Agreement Establishing, Among Other Things, Priorities (“Agreement”), is made this 18th day of March, 2009, between and among Overland Storage, Inc., a California corporation (“Company”); Marquette Commercial Finance, a division of Marquette Business Credit, Inc., a Minnesota corporation company (“MCF”); and Faunus Group International, Inc. (d.b.a. FGI Finance), a Delaware corporation (“FGI”) (Company, MCF and FGI may collectively be referred to as the “Parties”).

WITNESSETH:

WHEREAS, MCF and the Company are parties to that certain Account Transfer and Purchase Agreement, dated November 26, 2008, (such Account Transfer and Purchase Agreement, as amended, modified or restated from time to time shall hereinafter be referred to as the “MCF Factoring Agreement”), pursuant to the terms of which MCF has the right to purchase all of the Company’s accounts receivable (“Accounts”) and make other financing accommodations to the Company secured by a lien and security interest in, among other collateral, the Company’s Accounts, all as more fully set forth in the MCF Factoring Agreement, Guaranty Agreements and various other agreements and instruments between MCF and the Company (the “MCF Collateral”) (the MCF Factoring Agreement and all such agreements and instruments, as amended, modified or restated from time to time shall hereinafter be referred to collectively as the “MCF Documents”);

WHEREAS, FGI and the Company are parties to that certain Sale of Accounts and Security Agreement, dated March 18, 2009 (such Sale of Accounts and Security Agreement, as amended, modified or restated from time to time shall hereinafter be referred to as the “FGI Factoring Agreement”), pursuant to the terms of which FGI has the right to purchase all of the Company’s Accounts and make other financing accommodations to the Company secured by a lien and security interest in, among other collateral, the Company’s Accounts, all as more fully set forth in the FGI Factoring Agreement, Guaranty Agreements and various other agreements and instruments between FGI and the Company (the “FGI Collateral”) (the FGI Factoring Agreement and all such agreements and instruments, as amended, modified or restated from time to time shall hereinafter be referred to collectively as the “FGI Documents”);

WHEREAS, notwithstanding the terms of either the MCF Factoring Agreement or FGI Factoring Agreement, MCF has agreed to restrict its purchases of Accounts to the Company’s Domestic Accounts, those being Accounts in which the Account Debtors are issued invoices and have a physical presence within the United States (the “Domestic Accounts”) and FGI has agreed to restrict its purchases of Accounts to the Company’s non-domestic Accounts in which the Account Debtors are issued invoices and have a physical presence outside the United States (the “Non-Domestic Accounts”) as well as others that may subsequently be identified and approved by both MCF and FGI;

WHEREAS, Company, MCF and FGI believe that it is in their mutual best interests to delineate their roles and address, in advance, how to handle potential conflicts and issues that may arise as a result of the existence of conflicting security interests and that by the execution of this Agreement by the Company, MCF and FGI, the Parties seek to establish certain rights, priorities and duties with respect to the Accounts and Proceeds of Accounts due or to become due and procedures for the payment thereof, as well as certain rights, priorities and duties with respect to the liens and security interests of MCF and FGI in the Company’s assets; and

WHEREAS, the Company, MCF and FGI have agreed to execute this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest.

1.1 Grant to MCF. As security for the obligations, liabilities and indebtedness of the Company to MCF under the MCF Documents and subject to the established priorities under this Agreement, the Company hereby grants a security interest to MCF in all monies and credit balances now or hereafter due or to become due and payable to the Company under the MCF Factoring Agreement. This security interest is in addition to and not in lieu of any security interest previously granted by Company to MCF.

1.2 Grant to FGI. As security for the obligations, liabilities and indebtedness of the Company to FGI under the FGI Documents and subject to the established priorities under this Agreement, the Company hereby grants a security interest to FGI in all monies and credit balances now or hereafter due or to become due and payable to the Company under the FGI Factoring Agreement. This security interest is in addition to and not in lieu of any security interest previously granted by Company to FGI.

2. Factoring Agreement. MCF and FGI agree not to amend the MCF Factoring Agreement or the FGI Factoring Agreement in any material respect after the date hereof in a manner that would adversely affect the interests of the other without the prior written consent of either MCF or FGI. For purposes of this Agreement, but without limiting the foregoing, a change in any rate of interest, discount rate or commissions or fees charged by either factor under either’s factoring agreement shall not be deemed to be a change of a material term of the factoring agreement.

3. Consents.

3.1 MCF’s Consent to Sale and Security Interest. MCF acknowledges and agrees that, notwithstanding any contrary provision contained in the MCF Documents, the Company may: (i) sell and assign its Non-Domestic Accounts to FGI and (ii) grant a security interest to FGI in the FGI Collateral, and further acknowledges and agrees that such sale and grant of security interest shall not constitute a default or event of default by the Company under the MCF Documents or any related agreement or instrument. MCF hereby releases and discharges any security interest in the Non-Domestic Accounts purchased by FGI (“FGI Purchased Accounts”) and hereby waives any and all claims or interest it has or might have in and with respect to the FGI Purchased Accounts, regardless of (i) when its interest became perfected, (ii) when the FGI Purchased Accounts were purchased, (iii) the value of the FGI Purchased Accounts, (iv) the consideration given or promised therefore, or (v) the amount FGI is owed by the Company. MCF waives, releases and discharges any interest it has or might have in any FGI Purchased Accounts as representative of the proceeds of any of the Company’s inventory or any payments received by FGI on the FGI Purchased Accounts as well as all goods returned under the FGI Purchased Accounts.

3.2 FGI’s Consent to Sale and Security Interest. FGI acknowledges and agrees that, notwithstanding any contrary provision contained in the FGI Documents, the Company may: (i) sell and assign its Domestic Accounts to MCF and (ii) grant a security interest to MCF in the MCF Collateral, and further acknowledges and agrees that such sale and grant of security interest shall not constitute a default or event of default by the Company under the FGI Documents or any related agreement or instrument. FGI hereby releases and discharges any security interest in the Domestic Accounts purchased by MCF (“MCF Purchased Accounts”) and hereby waives any and all claims or interest it has or might have in and with respect to the MCF Purchased Accounts, regardless of (i) when its interest became perfected, (ii) when the MCF Purchased Accounts were purchased, (iii) the value of the MCF Purchased Accounts, (iv) the consideration given or promised therefore, or (v) the amount MCF is owed by the Company. FGI waives, releases and discharges any interest it has or might have in any MCF Purchased Accounts as representative of the proceeds of any of the Company’s inventory or any payments received by FGI on the MCF Purchased Accounts as well as all goods returned under the MCF Purchased Accounts.

4. Priority of Sales of Accounts and Security Interests. MCF and FGI agree that at all times, whether before, after or during the pendency of any bankruptcy, reorganization or other insolvency proceeding with respect to the Company, and notwithstanding the priorities which would ordinarily result from the order of execution or granting of any security interest in the Company’s assets or the order of filing of any financing statements related to MCF Documents or to FGI Documents:

4.1 MCF Primary Collateral. MCF’s security interest in the Company’s Domestic Accounts, proceeds of inventory constituting Company’s Domestic Accounts, general intangibles, contract rights and all relating collateral as it relates to Company’s Domestic Accounts (such property, the “MCF Primary Collateral”) shall be a senior priority security interest, superior to any rights as purchaser of Accounts or the holder of a security interest that FGI receives pursuant to the FGI Factoring Agreement in the MCF Primary Collateral, if any, and FGI’s security interest in MCF Primary Collateral, if any, shall be subordinate and inferior to MCF’s rights as purchaser of Accounts or the holder of a security interest.

4.2 FGI Primary Collateral. FGI’s security interest in all assets of the Company other than the MCF Primary Collateral (such property, the “FGI Primary Collateral”) shall be a senior priority security interest, superior to any rights as purchaser of Accounts or the holder of a security interest that MCF receives pursuant to the MCF Factoring Agreement in the FGI Primary Collateral, if any, and MCF’s security interest in FGI Primary Collateral, if any, shall be subordinate and inferior to FGI’s rights as purchaser of Accounts or the holder of a security interest.

4.3. Non-Avoidance and Subordination. The subordinations and priorities specified in this Section 4 are expressly conditioned upon the validity, perfection and non-avoidance of the security interest to which the other security interest is subordinated, and, if the security interest to which the other security interest is subordinated is or becomes invalid, unperfected or is avoided for any reason, then the subordination and relative priority agreements provided for herein shall not be effective as to that portion of the security interest which is the subject of the unperfected, invalid or avoided security interest.

4.4 Distribution of Proceeds of Collateral. At all times:

4.4.1 Whether prior to or after Company’s default, all proceeds of the MCF Primary Collateral including all Domestic Accounts shall at all times, whether prior to or after Customer’s default, be payable and paid to no one other than MCF in accordance with the terms of the MCF Documents.

4.4.2 Whether prior to or after Company’s default, all proceeds of Non-Domestic Accounts shall be payable and paid to no one other than FGI in accordance with the terms of the FGI Documents.

5. Standby as to Enforcement of Security Interests.

5.1 As to MCF’s Primary Collateral. FGI agrees that, without the prior written consent of MCF, it will not ask for, demand, sue for, take, receive, or repossess from the Company, by setoff or in any other manner, the whole or any part of the Domestic Accounts, or foreclose or otherwise realize upon the whole or any part of the MCF Primary Collateral, whether by judicial action or under power of sale, by self-help repossession or otherwise, unless and until all of the obligations, liabilities and indebtedness of the Company to MCF under the MCF Documents have been paid in full and the MCF Documents have been terminated, in writing, by MCF.

5.2 As to FGI’s Primary Collateral. MCF agrees that, without the prior written consent of FGI, it will not ask for, demand, sue for, take, receive, or repossess from the Company, by setoff or in any other manner, the whole or any part of the Non-Domestic Accounts.

6. Remittance of Funds.

6.1 By FGI. Company hereby consents to FGI’s releasing and/or transferring to MCF in its discretion, any sums of money that FGI collects and deems available for distribution upon FGI’s receipt from MCF of any written request for such funds or in the event FGI determines that such sums belong to or should be transferred to MCF. Company agrees to hold FGI harmless in the event it releases or transfers any such funds to MCF.

6.2 By MCF. Company hereby consents to MCF’s releasing and/or transferring to FGI in its discretion, any sums of money that MCF collects and deems available for distribution upon MCF’s receipt from FGI of any written request for such funds or in the event MCF determines that such sums belong to or should be transferred to FGI. Company agrees to hold MCF harmless in the event it releases or transfers any such funds to FGI.

7. Statements of Account. The Company authorizes both FGI and MCF to obtain from each other, upon written request, statements that either MCF or FGI may routinely issue to the Company with respect to the outstanding Accounts, covering transactions under the MCF and FGI Documents.

8. Negative Pledge. Both MCF and FGI agree that, without the prior written consent of either, neither will ask for, accept or receive from the Company any lien in or security interest upon any assets of the Company except as noted and provided in this Agreement and/or in the MCF Factoring Agreement or FGI Factoring Agreement.

9. Rights Cumulative. The Company agrees that the rights granted herein to MCF and FGI by the Company are in addition to the rights granted to MCF and FGI under the MCF Documents and FGI Documents respectively or that are otherwise available to either MCF or FGI.

10. Certain Required Notices. MCF and FGI hereby agree to give each other, within five (5) calendar days of the giving of written notice to the Company, written notice of any declared defaults in the Company’s obligations under the MCF Documents or FGI Documents, respectively. If either MCF or FGI exercises their option to terminate the MCF Documents or FGI Documents, respectively, upon the occurrence of any declared defaults or any event justifying such termination under the MCF Documents or FGI Documents either party that exercises its option to terminate shall give written notice of such termination to the other within five (5) calendar days of the giving of written notice to the Company.

11. Term of Agreement. This Agreement shall continue in full force and effect until the earliest to occur of the following:

11.1 The parties hereto agree in writing to terminate this Agreement;

11.2 The obligations, liabilities and indebtedness of the Company to MCF under the MCF Documents are paid and satisfied in full and the MCF Documents are terminated in writing by MCF; or

11.3 The obligations, liabilities and indebtedness of the Company to FGI under the FGI Documents are paid and satisfied in full and the FGI Documents are terminated in writing by FGI.

12. Notices. All notices required or permitted hereunder shall be in writing and shall be made by overnight air courier or certified mail, return receipt requested, and shall be deemed to have been validly given or delivered one (1) business day after sending, if sent by overnight air courier, and three (3) business days after sending, if sent by certified or registered mail, addressed to the party to be notified as follows:

(a) If to the Company:	Overland Storage, Inc.
4820 Overland Avenue
San Diego, CA 92123
Attn: Eric L. Kelly
Facsimile No.: (858) 495-4267

(b) If to MCF:	Marquette Commercial Finance
801 Cherry Street, Suite 3400
Fort Worth, TX 76116
Attn: Legal/Compliance Dept.
Facsimile No.: (817) 258-6164

(c) If to FGI:	FGI Finance
80 Broad Street, 22nd Floor
New York, NY 10004
Attn: Joseph Albertelli
Facsimile No.: (212) 248-3404

or such other address as any party may designate for itself by like notice.

13. No Waiver. Nothing contained in this Agreement and no act or action taken or done by either MCF or FGI pursuant to the powers and rights granted hereunder or under any document executed in connection herewith shall be deemed to be a waiver by either MCF or FGI of any of its rights and remedies against the Company in connection with, or in respect of, any of the obligations, liabilities and indebtedness of the Company to either MCF or FGI under either the MCF or FGI Documents.

14. Marshalling of Assets. FGI hereby waives any and all rights to have the MCF Collateral, or any part thereof, marshalled upon any foreclosure or other enforcement of MCF’s liens. MCF hereby waives any and all rights to have the FGI Collateral, or any part thereof, marshalled upon any foreclosure or other enforcement of FGI’s liens.

15. Post Bankruptcy Issues. This Agreement shall be applicable both before and after the filing of any petition by or against the Company under any applicable bankruptcy, reorganization or insolvency law and all references herein to the Company shall be deemed to apply to the Company as Debtor-in-Possession and all allocations of payments between MCF and FGI shall, subject to any court order approving the financing of the Company as debtor-in-possession, continue to be made after the filing thereof on the same basis that the payments were to be applied prior to the date of any petition. If MCF shall desire to permit the use of cash collateral or to provide financing to the Company under any applicable bankruptcy, reorganization or insolvency law, FGI agrees that it will not object to any use of such cash collateral or financing on the ground of a failure to provide adequate protection for FGI so long as MCF does not impair any of FGI’s Collateral. Likewise, MCF agrees that it will not object to any use of such cash collateral or financing on the ground of a failure to provide adequate protection for MCF so long as FGI does not impair any of MCF’s Collateral.

16. Governing Law; Parties. This Agreement and all transactions contemplated hereunder shall be governed by, construed under and in accordance with, and enforced in accordance with the internal laws of the State of New York without application of any conflict of law rules; and shall be binding upon the parties hereto and their respective successors and assigns. The terms and provisions of this Agreement shall be for the sole benefit of MCF and FGI and their respective successors and assigns, and no other person, firm, entity or corporation shall have any right, benefit, priority, or interest under, or because of this Agreement.

17. Reservation of Rights. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests that MCF and FGI has in any of the assets of the Company, whether tangible or intangible, insofar as the rights of the Company and third parties are involved. MCF and FGI specifically reserve any and all of their respective rights, security interests and rights to assert security interests as against the Company and any third parties.

18. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

19. Headings. All headings used herein are for convenience of reference only and do not constitute a substantive part of this Agreement and shall not effect its interpretation.

20. Amendment and Waiver. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specified instance and for the specific purpose for which given.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original but all of which taken together shall constitute one and the same instrument.

22. Entire Agreement. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. No course of prior dealings between the parties, no usage of the trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein. In the event of any conflict between a term and condition of this Agreement and a term or condition of any document(s) executed in connection herewith, the term or condition of this Agreement shall govern. This Agreement has been fully reviewed and negotiated between the Parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against either party under any rule of construction or otherwise.

23. WAIVER OF JURY TRIAL. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS PROVISION SHALL BE BINDING AND CONTROL NOTWITHSTANDING ANY CLAIM BY ANY OF THE PARTIES THAT THIS AGREEMENT WAS WRONGLY OR FRAUDULENTLY INDUCED, OR OTHERWISE.

24. No Third Party Beneficiary. This Agreement and the duties and obligations contained herein shall be solely for the benefit of the Parties hereto; no third party shall have any rights hereunder as a third party beneficiary or otherwise.

25. Construction. Any terms in this Agreement that are capitalized, given special meaning or defined by the State of New York’s version of the Uniform Commercial Code shall have the same meaning as provided therein.

26. Right to Require Assignment. FGI and MCF agree, and Company hereby irrevocably consents, that upon Company satisfying its obligations to either FGI or MCF, the factor whose obligations have not been satisfied shall be given notice of such satisfaction by the other factor and shall have an opportunity to elect to take by assignment all rights to the underlying documentation and recorded UCC financing statements and security interests of the factor whose obligations have been satisfied. In the event written election is not delivered by the factor whose obligations have not been satisfied to the other factor within five (5) business days of receipt of the notice of satisfaction, the factor whose obligations have been satisfied may disregard the remaining factor.

27. Successors and Assigns. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and permitted assigns of such party, and all covenants and agreements by or on behalf of the Company, MCF or FGI that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns; provided, however, that the Company shall not assign or delegate any of its rights or obligations under this Agreement (whether directly or indirectly, voluntarily or by operation of law) without the prior written consent of MCF and FGI.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal on the date first above written.

COMPANY:

OVERLAND STORAGE, INC.

By:	/s/ Eric Kelly
Name:	Eric Kelly
Title:	CEO

MCF:

MARQUETTE COMMERICAL FINANCE,
a division of Marquette Business Credit, Inc.

By:	/s/ Daniel J. Karas
Name:	Daniel J. Karas
Title:	EVP & Managing Director

FGI:

FANUS GROUP INTERNATIONAL, INC. (D/B/A FGI FINANCE)

By:	/s/ Joe Albertell
Name:	Joe Albertell
Title:	VP